SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): May 2, 2011

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-33393	94-3306718
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

      4800 Montgomery Lane, Suite 800, Bethesda, MD 20814
(Address Of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code (240) 497-9024

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 2, 2011, Northwest Biotherapeutics, Inc. (the “Registrant”) accepted subscriptions from three unaffiliated investors in the aggregate amount of $200,000.  In consideration for such subscriptions, the Registrant agreed to issue 416,666 shares of its common stock, par value $0.001 per share (the “Common Stock”) and warrants to purchase an additional 10,416 shares of Common Stock.

On May 4, 2011, the Registrant received funding of $600,000 pursuant to an agreement with a private non-affiliated Investor to accelerate a portion of the overall funding transaction entered into by the parties and reported in January, 2011.  Under this overall arrangement, the Investor previously agreed to provide total funding of up to $2,000,000, in a series of tranches.  The first tranche ($1,000,000) was provided by the Investor to the Registrant in January, 2011.  The additional $1,000,000 funding was to be provided by the Investor in four equal monthly tranches, starting six months after the closing of the initial funding in January, 2011.  Each of the four planned tranches was embodied in a note from the Investor to the Registrant.  On May 4, 2011, the Registrant and the Investor modified the original terms of the overall funding arrangement to accelerate the Investor’s provision of $600,000 of the $1,000,000 subsequent funding.

In consideration of the funding received from the Investor, the Registrant issued convertible promissory notes to the Investor, with a maturity of December 31, 2013, an original issue discount of ten percent (10%) and annual interest of six percent (6%).  In consideration for acceleration of the $600,000 of funding, the Registrant agreed to amend the conversion price in the convertible promissory notes issued by the Registrant to the Investor, to reduce it from 80% to 70% of the market price at the time of conversion.  In addition, the Registrant agreed to undertake transactions in accordance with Sections 3(a)(9) and/or 3(a)(10) of the Securities Act of 1933, as amended, of an aggregate amount not less than $1,000,000, within one hundred eighty (180) days after execution of the amendment on May 4, 2011.

Item 3.02  Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Company’s reasonable belief that the investor had access to information concerning the Company’s operations and financial condition, the investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the investor was sophisticated within the meaning of Section 4(2) of the Securities Act and was an “accredited investor” (as defined by Rule 501 under the Securities Act).  In addition, the issuances did not involve any public offering; the Company made no solicitation in connection with the sale other than communications with the investor; the Company obtained representations from the investor regarding their investment intent, experience and sophistication; and the investor either received or had access to adequate information about the Company in order to make an informed investment decision.  At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect.  The securities may not be resold or offered in the United States without registration or an exemption from registration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC

Dated: May 6, 2011	By:	/s/ Alton L. Boynton
Alton L. Boynton
President and Chief Executive Officer
(Principal Executive and Accounting Officer)